SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                         FORM 8-K
              ________________________________________

                          CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):  May 18, 1998
                                                      ____________


              Westar Financial Services Incorporated
__________________________________________________________________
     (Exact name of registrant as specified in its charter)

Washington              2-95465-S               91-17115252
____________            _________               ___________
(State or other jurisdiction  (Commission            (IRS Employer
	of incorporation)              File Number)             ID Number

505 E. Union, #300,                Olympia, Washington     98501
__________________________________________________________________
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  (306) 754-6227
                                                     _____________

__________________________________________________________________
(Former name or former address, if changed since last report)



Item 4.  Changes in Registrant's Certifying Accountant

In compliance with the requirements of Item 304 of Regulation S-K, the Registrant makes the following disclosures with respect to a change in its certifying accountants:

On May 18, 1998, Westar Financial Services Incorporated (the "Registrant) dismissed the accounting firm of BDO Seidman LLP ("BDO") and engaged the accounting firm of KPMG Peat Marwick, LLP ("KPMG") as principal accountants for the year ended March 31, 1998. The Registrant solicited a formal proposal from KPMG due to KPMG's excellent reputation and expertise in the financial services industry. The Registrant's Audit Committee approved the engagement of KPMG on May 18, 1998.

During the two most recent fiscal years and the subsequent interim period prior to May 18, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

BDO's report on the consolidated financial statements for the last two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant provided the above disclosure to both BDO and KPMG, and requested that BDO furnish the Registrant with a respective letter addressed to the Securities and Exchange Commission (the "SEC") stating whether they agree with the above statements. A copy of BDO's letter dated May 21, 1998 is attached as an exhibit to this report.


Item 7.  Exhibits

(c)     Exhibits.
        16.1  Letter regarding change in certifying accountant -
        BDO Seidman, LLP

BDO Letterhead

May 21, 1998

Securities and Exchange Commission
450 5th  Street N.W.
Washington, D.C.  205499

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on May 18, 1998, to be filed by our former client, Westar Financial Services
Incorporated. We agree with the statements made in our response to that Item insofar as they relate to our Firm.

Very truly yours,
/S/ BDO Seidman, LLP
____________________
BDO Seidman, LLP





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        WESTAR FINANCIAL SERVICES INC.
                                       (Registrant)



                                         /S/ T.M. Foley
                                         ______________
                                         T.M. Foley
                                         Vice President, Finance